Exhibit 10.6

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of December 24, 2020 in Shenzhen, the Peoples’ Republic of China (the “PRC” or “China”, which for purpose of this Agreement, shall exclude the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region and Taiwan):

Party A: Shenzhen Weiyixin Technology Co., Ltd.

Address: Room 201, Building A, 1 Qianwan First Road, Shenzhen-Hong Kong cooperation zone, Shenzhen

Party B:

Party B (I): Sun Yadong

Identification Card Number: []

Party B (II): Yao Zhaohua

Identification Number: [].

Party C: Shenzhen Yitian Internet Technology Co., Ltd. (“VIE Co”)

Address: Room 507, Building C, Longjing High-Tech Jingu business incubator, Longjing Village, Taoyuan Street, Nanshan District, Shenzhen

(Party A, Party B and Party C shall be hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS:

1.	Party B is a shareholder of Party C and as of the date hereof holds 100% of equity interests of Party C, representing RMB 20,000,000 in the registered capital of Party C.

2.	Party A and Party B have entered into a loan contract (the “loan contract”) on _ _ _ _, 2021, for Party B to make capital contribution to Party C.

Nowtherefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1	Sale and Purchase of Equity Interest

1.1	Option Granted

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase or designate one or more person (each “Designee”) to purchase the equity interests in Party C now or then held by Party B once or multiple times at any time in part or in whole at Party A’s sole and absolute discretion and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee (s), no other person shall be entitled to the Equity Interest Purchase Option or other rightswith respect to the equity interests of Party B. Party C hereby agrees to grant by Party B of the Equity Interest Purchase Option to Party A. The “person” referred to in this section and this Agreement shall mean individuals, corporations, joint ventures, partners, enterprises, trust or any other type of economic entity.

1.2	Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of PRC, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased by Party A or the Designee from Party B (the “Optioned Interests”); and (c) The date for purchasing/ transferring the Optioned Interests. After receiving the Equity Interest Purchase Option Notice, Party B shall, in accordance with this notice, transfer all of the Optioned Interests to Party A and/or the Designee (s).

1.3	Equity Interest Purchase Price

When Party A exercises the Equity Interest Purchase Option to purchase all equity interests which held by Party B in Party C, the total price shall be the lowest price permitted by the laws of PRC; when Party A exercises the Equity Interest Purchase Option to purchase part of equity interests which held by Party B in Party C, the Equity Interest Purchase Price shall be calculated on a pro rata basis. In the event that any applicable law does not require any adjustment to the Equity Interest Purchase Price set forth herein, Party A shall not be required to make any additional payment to Party B. In the event that any mandatory provision of the PRC laws in respect of the Equity Interest Purchase Price set forth herein, cause the minimum equity interest purchase price permitted by law to be higher than the price having been offset by the debts, Party B hereby waives its right to obtain the portion of the equity interest purchase price higher than the offsetting debts. (collectively, the “Equity Interest Purchase Price”).

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option,

1.4.1	Party B shall cause Party C to promptly convene a shareholders’ meeting, at which aresolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee (s);

1.4.2	Party B shall obtain written statements from the other shareholders of Party C (if any) giving consent to the transfer of the equity interest to Party A and/or the Designee (s) and waiving any right of first refusal related thereto;

1.4.3	Party B shall execute an equity interest transfer contract with respect to each transfer with PartyA and/or each Designee (whichever is applicable), in the form and substance satisfactory to Party A and/or the Designee (s), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.4	Within thirty (30) days after receiving the Equity Interest Purchase Option Notice, Party B shall execute all other necessary contracts, agreements or documents with the relevant parties, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to PartyA and/or the Designee (s), unencumbered by any security interests, and cause Party A and/or the Designee (s) to become the registered owner (s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney. “Party B’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to the Equity Pledge Agreement executed by and among Party A, Party B and Party C as of the date hereof and any modification, amendment and restatement thereto. “Party B’s Power of Attorney” as used in this Agreement shall refer to the Power of Attorney executed by Party B on the date hereof granting Party A with power of attorney and any modification, amendment and restatement thereto.

1.5	Payment

The Parties have agreed in the Loan Agreements that any proceeds obtained by Party B through the transfer of its equity interests in Party C shall be used for repayment of the loan provided by Party A in accordance with the Loan Agreements, upon exercise of the Equity Interest Purchase Option, Party A may offset the Equity Interest Purchase through debt and liabilities owed by Party B to Party A (including without limitation the outstanding amount of the loan owed by Party B to Party A) (such debts are referred to as the “Offsetting Debt”). If no adjustment to the Equity Interest Purchase Price set forth herein is required by applicable laws, Party A shall have no obligation to make any additional payment to Party B. In the event that any mandatory provision of the PRC laws in respect of the Equity Interest Purchase Price set forth herein, cause the minimum equity interest purchase price permitted by law to be higher than the price having been offset by the debts, Party B hereby waives its right to obtain the portion of the equity interest purchase price higher than the offsetting debts.

2	Covenants

2.1	Covenants regarding to Party C

Party B (as the shareholders of Party C) and Party C hereby covenant as follows:

2.1.1	Without the prior written consent of Party A, they shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or change its structure of registered capital in other manners;

2.1.2	They shall maintain Party C’s corporate existence in accordance with good financial and business standards and practices, obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Party A, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets of Party C or legal or beneficial interest in the material business or revenues of Party C of more than RMB 1,000,000, or allow the encumbrance thereon of any security interest;

2.1.4	Withoutthe prior written consent of Party A, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5	They shall always operate all of Party C’s businesses in the ordinary course of business to maintain the asset value of Party C and refrain from any action/omission that may affect Party C’s operating status and asset value;

2.1.6	Without the prior written consent of Party A, they shall not cause Party C to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a price exceeding RMB 1,000,000 shallbe deemed a major contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party C to provide any person with any loan or credit;

2.1.8	They shall provide Party A with information on Party C’s business operations and financial condition at Party A’s request;

2.1.9	If requested by Party A, they shall procure and maintain insurance in respect of Party C’s assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage typical for companies that operate similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or permit Party C to merge, consolidate with, acquire or invest in any person;

2.1.11	They shall immediately notify Party A of the occurrence or possible occurrence of anylitigation, arbitration or administrative proceedings relating to Party C’s assets, business or revenue;

2.1.12	To maintain the ownership by Party C of all of its assets, they shall execute allnecessary or appropriate documents, take all necessary orappropriate actionsand file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13	Without the prior written consent of Party A, they shall ensure that Party C shall not in any manner distribute dividends to its shareholders, provided that upon Party A’s written request, Party C shall immediately distribute all distributable profits to its shareholders;

2.1.14	At the request of Party A, they shall appoint any person designated by Party A as director or executive director of Party C;

2.1.15	Without the prior written consent of Party A, they shall not engage in any business in competition with Party A or its affiliates;

2.1.16	Unless otherwise required by PRC law, Party C shallnot be dissolved or liquated without prior written consent by Party A;

2.1.17	Once the continuously permitted by PRC law, foreign investors are allowed to invest in the principle business of Party C in PRC with controlling shares and/or in the form of wholly foreign-owned business and the relevant competent authorities of PRC begin to approve such business, upon Party A’s exercise of the Equity Interest Purchase Option, Party B shall immediately transfer his equity interest in Party C toParty A or the Designee (s), and Party C shall cooperate with the completion of the equity transfer;

2.1.18	With respect to the covenants applicable to Party C under this Article 2.1, Party B and Party C shall cause the subsidiaries of Party C to comply with such covenants applicable, as if they were Party C under the corresponding provisions.

2.2	Covenants of Party B

Party B hereby covenantsas follows:

2.2.1	Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the interest placed in accordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.2	Party B shall cause the shareholders’ meeting and/or the board of directors (or the executive director) of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of anysecurity interest, without theprior written consent of Party A, except for the interest placed inaccordance with Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney;

2.2.3	Party B shall cause the shareholders’ meeting and/or the board of directors (or the executive director) of Party C not to approve the merger or consolidation with any person, or the acquisition of orinvestment in any person, without theprior written consent of Party A;

2.2.4	Party B shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

2.2.5	Party B shall cause the shareholders’ meeting or the board of directors (or the executive director) of Party C to vote their approval of the transferof the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested byParty A;

2.2.6	To the extent necessary to maintain Party B’s ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.7	Party B shall appoint any designee of Party A as the director or the senior management of Party C, at the request of Party A;

2.2.8	Party B hereby waives its right of first of refusal to transfer of equity interest by any other shareholder of Party C to Party A (if any), andgives consent to execution by each other shareholder of Party C with Party A and Party C the exclusive option agreement, the equityinterest pledge agreement and the power of attorney similar to this Agreement, Party B’s Equity Interest Pledge Agreementand Party B’s Power of attorney and undertakes not to take any action (if any) in conflict with such documents executed by the othershareholders;

2.2.9	Party B shall promptly donate any profit, interest, dividend or proceeds of liquidation to Party A or any other person designated by Party A to the extent permitted under applicable PRC laws; and

2.2.10	Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from anyaction/omission that may affect the effectiveness and enforceability thereof. To the extent that Party B has any remaining rights with respect to the equity interests subject to this Agreement hereunder or under the Party B’s Equity Interest Pledge Agreement or under the Party B’s Power of Attorney, Party B shall not exercisesuch rights except in accordance with the written instructions of Party A.

3	Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1	They have the power, capacity and authority to execute and deliver this Agreement and any share transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contracts”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall beenforceable againstthem in accordance with the provisions thereof;

3.2	Party B and Party C have obtained any and all approvals and consents from government authorities and third parties (if required) for execution, delivery and performance of this Agreement.

3.3	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of PRC; (ii) be inconsistent with the articles of association, bylaws or other organizationaldocuments of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are bindingon them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or maintenanceof any licenses or permits issued to either of them; or (v) causethe suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

3.4	Party B has a good and merchantable title to the equity interests in Party C he holds. Except for Party B’s Equity Interest Pledge Agreement and Party B’s Power of Attorney, Party B has not placed any security interest on such equity interests;

3.5	Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the afore mentioned assets;

3.6	Party C does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Party A for which PartyA’s written consent has been obtained.

3.7	Party C has complied with all laws and regulations of China applicable to asset acquisitions; and

3.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assetsof Party C or Party C.

4	Effective Date and Term

This Agreement shall become effective upon execution by the Parties, and remain effective until all equity interests held by Party B in Party C have been transferred or assigned to Party A and/or any other person designated by Party A in accordance with this Agreement.

5	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

5.2	Methods of Resolution of Disputes

Any dispute arising from the performance of this Agreement or in connection with this Agreement shall be entitled to submit the dispute to Shenzhen International Arbitration Court for arbitration in accordance with its then-effective arbitration procedures and rules. The arbitration tribunal shall consist of three arbitrators appointed in accordance with arbitration rules. The claimant shall appoint one arbitrator, and the respondent shall appoint one arbitrator. The third arbitrator shall be appointed by the above two arbitrators through consultation or by Shenzhen International Arbitration Court. The arbitration shall be conducted confidentially and the language of the arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties. The arbitration tribunal or arbitrators may, if appropriate, award damages, injunctive relief (including, but not limited to, necessary for the conduct of the business or compulsory transfer of assets) with respect to the equity interests, assets, property interests orland assets of the Parties, or propose winding up ofthe Parties, pursuant to the dispute resolution clause and/or applicable PRC laws. Furthermore, during the period when the arbitral tribunal is constituted, the Parties shall have the right to apply for the grant of interim remedies to any court having competent jurisdiction (including HK, the place of the VIE Co’s incorporation (i.e. Shenzhen, PRC), Cayman court and court where the main assets of the VIE Co is located). During the course of arbitration, the Parties shall continue to have their other rights hereunder and perform their obligations hereunder, except for the parts under arbitration under the dispute of the Parties.

6	Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of the PRC in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery (including express courier) shall be deemed effectively given on the date of signature;

7.1.2	Notices given by registered mail (postage prepaid) shall be deemed effectively given on the 15th day after the date set forth on the return receipt of the registered mail;

7.1.3	Notices given by facsimile transmission shall be deemed to have been received on the date shown on the facsimile, provided that if such facsimile is sent after 5.00 p.m. or on a non- working day in the place of delivery, the notice shall be deemed received on the next working day shown on the date of delivery.

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Shenzhen Weiyixin Technology Co., Ltd.

Address: []

Attn: []

Facsimile: []

E-mail: []

Party B:

Address: []

Attn: []

Facsimile: []

E-mail: []

Party C: Shenzhen Yitian Internet Technology Co., Ltd.

Address: []

Attn: []

Facsimile: []

E-mail: []

7.3	Any Party may change its address for notices by a notice delivered to the other Party in the manner set forth herein.

8	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of other Parties, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

9	Further Warranties

The Parties agree to promptly execute documents thatare reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take furtheractions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10	Liabilities for Breach

10.1	If Party B or Party C conductsany material breach of any term of this Agreement, Party A shall have right to terminate this Agreement and/or require the PartyB or Party C to compensate all damages; this Section 10 shall not prejudice any other rights of Party A herein;

10.2	Party B or Party C shall nothave any right to terminate this Agreement in any event unless otherwise required by applicable laws.

11	Miscellaneous

11.1	Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

11.2	Entire agreement

Except forthe amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitutethe entire agreement reached by and among the Parties with respect to the subject matter hereof, and shall supercede allprior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headingsof this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of theprovisions of this Agreement.

11.4	Severability

In the event that one or several of the provisions of this Agreement are found to beinvalid, illegal or unenforceable in any aspect in accordance with any laws orregulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal orunenforceable provisions with effective provisions that accomplish to thegreatest extent permitted by law and the intentions of the Parties, and theeconomic effect of such effective provisions shall be as close as possible tothe economic effect of those invalid, illegal or unenforceable provisions.

11.5	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

11.6	Survival

11.6.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survivethe expiration or early termination thereof.

11.6.2	The provisions of Sections 5, 8, 10 and this Section 11.6 shall survive the termination of this Agreement.

11.7	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall requirethe signatures of the Parties. No Waiver by any Party in certain circumstances with respect to a breach by other Parties shalloperate as a Waiver by such a Party with respectto any similar breach in other circumstances.

11.8	Language and Counterparts

This Agreement is written in the English language in four counterparts with each Party holding one copy.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Shenzhen Weiyixin Technology Co., Ltd. (Seal)

By:

Name:

Title:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

(Signature) YADONG SUN

By:

(Signature) Yao Zhaohua

By:

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Option Agreement as of the date first above written.

Shenzhen Yitian Internet Technology Co., Ltd. (Seal)

By:

Name:

Title: